UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 19, 2005

SIEBERT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

New York	000-5703	11-1796714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

885 Third Avenue
New York, New York 10022
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 644-2400

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01          Other Events.

          Siebert Financial Corp. (the “Company”), entered into an Operating Agreement, dated effective as of April 19, 2005 (the “Agreement”), with Napoleon Brandford III (“Brandford”) and Suzanne Shank (“Shank”) for SBS Financial Products Company, LLC, a Delaware limited liability company (“SBS LLC”), pursuant to which the Company, Brandford and Shank are the initial members of SBS LLC.  The Company, Brandford and Shank each made an initial capital contribution of $400,000 in exchange for a 33.33% initial interest in SBS LLC.  SBS LLC was formed to engage in derivative transactions including, (i) interest rate swap transactions, (ii) basis swaps, (iii) forward interest rate transactions, (iv) bond options, (v) interest rate options, (vi) interest rate cap transactions, (vii) interest rate floor transactions, (viii) interest rate collar transactions or (ix) any other similar transaction or any combination of transactions.  SBS LLC will not write any uncovered options.  It is expected that most swaps and derivative transactions will be entered into by SBS LLC in connection with offerings of securities by municipalities, states, counties, quasi-governmental organizations such as airport authorities and similar entities. A copy of the Agreement is filed herewith as Exhibit 10.1.  The Company also owns a 49% interest in Siebert, Brandford, Shank & Co., LLC, an entity engaged in the tax-exempt underwriting business, Shank and Brandford own the remaining 51% of the equity in such entity.

Item 9.01          Financial Statements and Exhibits.

(c)	Exhibits

	10.1	Operating Agreement of SBS Financial Products Company, LLC, dated effective as of April 19, 2005, by and among Siebert Financial Corp., Napoleon Brandford III and Suzanne Shank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIEBERT FINANCIAL CORP.

By: /s/ Jeanne M. Rosendale

Name: Jeanne Rosendale
Title: Executive Vice President and General Counsel

Date: May 16, 2005

Exhibit Index

Exhibit Number	Description

10.1	Operating Agreement of SBS Financial Products Company, LLC, dated effective as of April 19, 2005, by and among Siebert Financial Corp., Napoleon Brandford III and Suzanne Shank.